SECOND AMENDMENT TO SERVICES AGREEMENT
          This Second Amendment to Services Agreement No. DMI-00810 (this “Second Amendment”) is made this 1st day of March 2007 (“Second Amendment Effective Date”) between Dex Media, Inc. (“Dex”) and Web.com, Inc. (formerly known as Interland, Inc.) (“Supplier”). This Second Amendment amends the Services Agreement between Dex and Supplier dated as of August 27, 2004 (as previously amended and hereby, the “Agreement”).
1.      AMENDMENT TO SECTION 2. Section 2 of the Agreement is hereby deleted in its entirety and replaced with the following:
(a) This Agreement will commence as of the Effective Date and will continue in full force and effect until April 30, 2009 ; thereafter, the Agreement will continue on a year-to-year basis until either party provides at least sixty (60) days prior written notice of its intent to terminate. The duration of this Agreement from the Effective Date until its expiration or earlier termination is referred to as the “Term”.
(b) Dex may discontinue submission of new or renewal Customer accounts (a “Discontinuance”) to Supplier under this Agreement in its discretion and without additional liability, including but not limited to Early Termination Fees for such new or renewal Dex Customer accounts. For twelve (12) months following the Second Amendment Effective Date, Dex may not effect a Discontinuance for purposes of transferring new Dex Customer accounts for servicing by an unaffiliated third party. For purposes of clarification, a Discontinuance is distinguished from a termination and does not affect Services already being provided to existing Dex Customer accounts under this Agreement. Upon a Discontinuance, at Dex’s option, and provided that Dex timely pays all fees due under this Agreement, Supplier will continue providing the Services to the then-existing Dex Customers for the remainder of their applicable remaining terms of service then-current twelve month term of Customer Services for the Dex Customer in accordance with this Agreement and, at Dex’s option, for one or more renewal term(s)s. of Customer Services for the Dex Customer.
(c) If Dex decides to migrate existing or new Dex Customers from Supplier to any other service provider or to in-house servicing, the parties will negotiate in good faith to define an optimal approach to accomplish the migration.
2.      ADDITION OF SECTION 6.4 TO THE PROGRAM EXHIBIT. A new section 6.4 shall be added to the Program Exhibit, to read in its entirety as follows:
“If any Customer Services are terminated or expire, or if Dex requests, and if (a) Supplier originally registered such Dex Customer domain name (“Domain Name”); (b) such Domain Name has not expired, (c) the Domain Name is 30 days or more from the Domain Name registration expiration date, and (d) the Dex Customer is not terminated pursuant to Section 6.1 of the Program Exhibit, then if such Dex Customer or Dex contacts Supplier and wishes to keep the Domain Name, Supplier will notify Dex accordingly and Dex will either assign a Domain Name to the Dex Customer or assign an alternative domain name to the Dex customer at Dex’s sole cost and expense. If Dex has not completed such actions by the time of the Dex Customer termination, Supplier may, at its option, either (i) unlock the Domain Name so that the Dex Customer may renew or register the Domain Name with a different registrar or (ii) convert the Dex Customer to a Supplier Customer and renew the domain name directly through Supplier’s channels. In the event an Dex Customer becomes a Supplier Customer pursuant to section (ii) in the aforementioned sentence, such Customer will no longer be deemed a Dex Customer under the Program. In the event the Customer or Dex does not contact Supplier, Customer’s domain name will not be renewed.”

3. AMENDMENT TO TITLE OF EXHIBIT A. The title of Exhibit A (“Services and Prices”) to the Program Exhibit is replaced with the following:
“Exhibit A — Services and Prices effective from the Effective Date of the Agreement until the Second Amendment Effective Date”
4. AMENDMENT TO TITLE OF EXHIBIT A1: The title of Exhibit A1 (“Customer Service Ordering and Provisioning Process”) to the Program Exhibit is replaced with the following:
“Exhibit A1 — Customer Service Ordering and Provisioning Process from the Effective Date of the Agreement until the Second Amendment Effective Date”
5. AMENDMENT TO TITLE OF EXHIBIT A2: The title of Exhibit A2 (“Dex Customer Provisioning Obligations”) to the Program Exhibit is replaced with the following:
“Exhibit A2 — Dex Customer Provisioning Obligations from the Effective Date of the Agreement until the Second Amendment Effective Date”
6. AMENDMENT TO TITLE OF EXHIBIT C: The title of Exhibit C (“Service Covenants”) to the Program Exhibit is replaced with the following:
“Exhibit C — Service Covenants from the Effective Date of the Agreement until the Second Amendment Effective Date”
7. ADDITION TO EXHIBIT D TO THE PROGRAM EXHIBIT. The following text shall be added to Exhibit D (“Data Exchange System”) to the Program Exhibit.
“With the exception of mission critical emergencies Supplier will provide Dex no less than 2 business days’ notice of notice of such changes, and Dex will make commercially reasonable efforts to provide Supplier with no less than 2 business days’ notice of such changes. Mission Critical Emergencies for the purpose of this section shall mean any network outage, database, or server outage or other action that prohibits orders containing standard data fields, from being passed between Dex and Supplier.
“Dex will follow the following process for all requests to the data exchange system, including any changes to the customer support portal:
(1)	Dex will submit to Supplier the appropriate Enhancement Request Form (“Enhancement Request Form”) for such enhancement, the forms of which is attached as Exhibit D1. Such Enhancement Request Form will be submitted via email to the assigned Web.com account manager.

(2)	Supplier will review the Enhancement Request Form and determine required level of effort to complete the requested enhancements. Upon determining the level of effort, Supplier will provide Dex with a document (“The LOE”) which details: (a) an estimated delivery timeline and (b) any costs associated with such request. Depending on the scope of the requested enhancements, Supplier may propose an incremental release schedule. Dex wilt be responsible for all costs associated with such request as outlined in the LOE. If no costs are associated with the enhancement, Supplier will begin work after providing the LOE to Dex. If costs are outlined in the LOE, Dex must provide approval for such enhancements within five (5) business days following receipt of the LOE. If Supplier does not receive such approval, Supplier may re-assign its personnel and project resources to other projects. If Dex later requests the enhancements outlined in the LOE, Supplier may take up to 10 business days to re-build the project team and additional costs may apply.”
8. ADDITION OF EXHIBIT D1. Exhibit D1 to the Program Exhibit, included as Schedule 5 to this Second Amendment, is hereby added to the Program Exhibit.
9. ADDITION OF EXHIBIT D2. Exhibit D2 to the Program Exhibit, included as Schedule 6 to this Second Amendment, is hereby added to the Program Exhibit.
10. AMENDMENT TO TITLE OF EXHIBIT E. The title of Exhibit E (“Customer Support”) to the Program Exhibit is replaced with the following:
“Exhibit E — Customer Support effective from the Effective Date of the Agreement until the Second Amendment Effective Date”
11. AMENDMENT TO EXHIBIT G. The second paragraph of Exhibit G (“AUP Violation Report Procedures”) to the Program Exhibit shall be deleted in its entirety and replaced with the following:
“If Supplier’s ordinary procedures would dictate that the Dex Customer be suspended or terminated, Supplier will terminate Services to the Dex Customer and notify the Vendor Manager (Name: Rob Sisneros; Phone: 303-784-2530; Fax: 303-784-1819; Email: rob.sisneros@dexmedia.com) (the “Dex Abuse Manager”). Supplier will continue to suspend such Service until the Dex Abuse Manager either (a) reverses the suspension or (b) terminates the Services to such Dex Customer. The Dex Abuse Manager is subject to change by Dex upon notice to Supplier.”
12. ADDITION OF EXHIBIT H TO THE PROGRAM EXHIBIT. Exhibit H (“Services and Pricing effective on the Second Amendment Effective Date”) to the Program Exhibit, included as Schedule 1 to this Second Amendment, is hereby added to the Program Exhibit. All references to Exhibit A in the Program Exhibit shall be deemed to refer to Exhibit H as of the Second Amendment Effective Date.
13. ADDITION OF EXHIBIT I TO THE PROGRAM EXHIBIT. Exhibit I (“Customer Service Ordering and Provisioning Process effective on the Second Amendment Effective Date”) to the Program Exhibit, included as Schedule 2 to this Second Amendment, is hereby added to the Program Exhibit. All references to Exhibit A1 in the Program Exhibit shall be deemed to refer to Exhibit I as of the Second Amendment Effective Date.
14. ADDITION OF EXHIBIT J TO THE PROGRAM EXHIBIT. Exhibit J (“Dex Customer Provisioning Obligations effective on the Second Amendment Effective Date”) to the Program Exhibit, included as Schedule 3 to this Second Amendment, is hereby added to the Program. Exhibit All references to Exhibit A2 in the Program Exhibit shall be deemed to refer to Exhibit J as of the Second Amendment Effective Date.
15. ADDITION OF EXHIBIT K TO THE PROGRAM EXHIBIT. Exhibit K (“Service Covenants effective on the Second Amendment Effective Date”) to the Program Exhibit, included as Schedule 4 to this Second Amendment, is hereby added to the Program Exhibit. All references to Exhibit C in the Program Exhibit shall be deemed to refer to Exhibit K as of the Second Amendment Effective Date.
16. ADDITION OF EXHIBIT L TO THE PROGRAM EXHIBIT. Exhibit L (“Customer Support effective on the Second Amendment Effective Date”) to the Program Exhibit, included as Schedule 7 to this Second Amendment, is hereby added to the Program Exhibit. All references to Exhibit E in the Program Exhibit shall be deemed to refer to Exhibit L as of the Second Amendment Effective Date.

17. ADDITION OF EXHIBIT M TO THE PROGRAM EXHIBIT. Exhibit M (“Maintenance Paks effective on the Second Amendment Effective Date”) to the Program Exhibit, included as Schedule 8 to this Second Amendment, is hereby added to the Program Exhibit. All references to Exhibit G in the Program Exhibit shall be deemed to refer to Exhibit M as of the Second Amendment Effective Date.
18. PILOT PROGRAMS. The parties acknowledge that, from time to time, the parties may agree to promotional, experimental or pilot programs (“Pilot Programs”) that differ from the processes outlined in Exhibits H and I to the Program Exhibit. The processes associated with each such Pilot Program, including, without limitation, how each process relates to Exhibits H and I, shall be mutually agreed to by the parties and outlined in documentation prior to the implementation of such Pilot Program. The length of each Pilot Program shall be of at least 60 days but not exceed 180 days following the launch of such Pilot Program unless otherwise agreed to by the parties in writing.
19. NO OTHER AMENDMENT. Except as expressly modified and amended by this Second Amendment, the Services Agreement remains in full force and effect.
IN WITNESS WHEREOF, the authorized representatives of the Parties whose names appear below have executed and delivered this Second Amendment by affixing their signatures below:

Web.com	Dex Media, Inc.

By: /s/ Jeffrey M. Stibel	By: /s/ Sean Greene
Name: Jeffrey M. Stibel	Name: Sean Greene
Title: President & CEO	Title: VP — Strategy & B.D.
Date: June 11, 2007	Date: 5/29/07

Schedules to the Second Amendment

Schedule	Exhibit	Title
1	H	Services and Prices effective on the Second Amendment Effective Date
2	I	Customer Service Ordering and Provisioning Process effective on the Second Amendment Effective Date
3	J	Dex Customer Provisioning Obligations effective on the Second Amendment Effective Date
4	K	Service Covenants effective on the Second Amendment Effective Date
5	D1	Dex Web Request Form
6	D2	Data System Request Form
7	L	Customer Support effective on the Second Amendment Effective Date
8	M	Maintenance Paks effective on the Second Amendment Effective Date

SCHEDULE 1 TO THE SECOND AMENDMENT
EXHIBIT H TO THE PROGRAM EXHIBIT
Services and Prices
effective on the Second Amendment Effective Date
The following packages and pricing shall apply to all Services purchased on or after the Second Amendment Effective Date:
     1. Packages

Ongoing
Support
Structure
Package	Components	(after build)
#1 Website	☐ 1-Year Free New Domain Name (.com, .net, or .org only; excludes domain renewals and transfers)	☐ Includes maintenance pak services
☐ Up to a ten (10) page website using Dex’s Site Builder website design application. Designs are based on Dex’s Design Library which contains almost 400 customizable designs.
☐ Page types may include: Home page, Contact Us (Form Page), Location (Map Page), and up to seven (7) additional content pages of the Customer’s choosing. Web pages are considered to be any page that has a button in the main site navigation, any internal page that does not have a button in the main site navigation, or any page that is generated as a result of a pop-up window link.
☐ A comprehensive telephone consultation for information gathering
☐ Includes one 30-minute coaching session post build.
☐ Includes access to statistics reporting application
☐ Three (3) Site Add-Ons of the Customer’s choice from the Site Add-Ons Gallery.
☐ Access to Site Builder software, including the features set forth in Table 1 below (“Site Builder Software Features”)
☐ Up to 350 MB website disk space; 50 email boxes (total 1 GB email storage space); unlimited monthly data transfer
#2 Website Plus Ecommerce	☐ All items included in Package 1 plus the following:
     ☐ Ecommerce development using Miva Merchant Version 5.0 with fulfillment of up to 100 products
	☐ One 60 minute coaching session post-initial build.	☐ Includes maintenance pak services
2. Pricing Table
The price applicable to each new package purchased on or after the Second Amendment Effective Date will be determined based on the number of packages purchased during the month in which such package was purchased in accordance with the following tables. For the sake of clarification, the pricing for each package will be determined in the month in which the package was purchased and such price will remain in effect for the life of the package regardless of the number of packages purchased in subsequent months.

Package 1 Price per month	Package 2 Price per month
(first 12 months)	(first 12 months)
$65.00	$133.75
Month 13 and after $54.00	Month 13 and After $65.00
Each Dex Customer who purchased the Services before March 1, 2007 upon their next annual renewal of the Services, will be offered a one-time website refresh (the “Refresh”). Dex Customers wishing to renew the services must elect at the time of such renewal whether or not such Dex Customer wishes to accept the Refresh. The Refresh must be done at the time of renewal and cannot be ‘banked’, saved or used in the future. Dex will pay Supplier the following rates for customers who purchased the services before

March 1, 2007 but renew after March 1,2007: (a) $65 per month following such renewal for each Dex Customer who elects to the Refresh and (b) $54 per month following such renewal for each Dex Customer who does not elect the Refresh. All Dex customers who elect to renew the Services after March 1, 2007 will be will be migrated to the new product offering outlined above and subject to the early Early Termination Fee as outlined in Section 2(a) below. The Refresh will be limited to 6 hours of work (inclusive of all consultation, calls and design work) and all design work will be done within the applicable scope and specifications as outlined in Exhibit A-2.

A-la-Carte Add Ons	MRC
Email accounts (per account)	$0.50
Additional design hours (per hour)	$60.00
Parked domains	$30.00

*	Parked domains are a one time fee. Domain renewal charges will be billed per section 2.a.

Table 1 — Site Builder Software Features
Supplier may substitute third party add-ons with substantially similar products from alternative suppliers.

Available Features	Package 1	Package 2	New Feature
Content Enhancers
Page Counter	✓	✓	—
Weather Viewer	✓	✓	—
Date and Time Stamp	✓	✓	—
MoreOver News	✓	✓	—
News Feed Support (RSS)	✓	✓	✓
Auto Last Updated Stamp	✓	✓	—
Picture Galleries and Enhanced Photo Support	✓	✓	✓
Animated Cursors	✓	✓	—
Interactive Features
Add Your Own HTML	✓	✓	—
Add a Map to your web site	✓	✓	—
Add a Map to your web site (Integrated version)	✓	✓	—
Recommend This Site	✓	✓	—
Add a Site Map	✓	✓	—
Guestbook	✓	✓	—
Blogs	✓	✓	—
Multimedia
Add Flash	✓	✓	—
Add Sound to your site	✓	✓	—
Add Video	✓	✓	—
Business Tools
Website Statistics Reporting	✓	✓	—
Professtonat Business Forms Builder & Gallery	✓	✓	—
Loan Calculator	✓	✓	✓
Mortgage Calculator	✓	✓	✓
File Download	✓	✓	—
Gift Certificate Manager	✓	✓	—
Announce Your Site (EZ Site Announcer)	✓	✓	—
Web Coupon Creator	✓	✓	—
Amazon Product Listings	✓	✓	—
Web Site Security
Customer Access Manager	✓	✓	—
Customer Log in Button	✓	✓	—
E-commerce
PayPal Direct Payment (Single Pay Buttons)	✓	✓	—
Auction Connector — Powered by eBay	✓	✓	—
E-store Builder w/lntegrated shopping cart	✓	✓
Miva Merchant 5.0	—	✓	✓
VeriSign Secure Site Service or equivalent	—	✓	—
VeriSign PayFio Pro (Gateway) or equivalent	—	✓	—

2. Additional Fees
     (a) Early Termination Fee. If Dex terminates a Customer Service for a Dex Engaged Customer (as defined in Exhibit H) or replaces a Customer Service for a Dex Engaged Customer (as defined in Exhibit H) with a lower-priced replacement Customer Service during a Package Term, for any reason other than a Qualified Reason, then for each such Dex Engaged Customer, Dex will pay Supplier 100% of the MRC Supplier would have earned for such Dex Engaged Customer during the remaining portion of the Package Term (the “Early Termination Fee”); provided, however, that if Dex replaces a Customer Services for a Dex Customer with a higher-paying MRC Customer Service, Dex will not be obligated to pay an Early Termination Fee with respect to the Customer Service being terminated; and provided, further, however, that if Dex terminates Customer Services for a Dex Customer during a renewal term solely as a consequence of Dex Customer’s failure to pay Dex, Dex will not be obligated to pay an Early Termination Fee with respect thereto. For example if Dex’s Engaged Customer with a one- year Package Term terminates the Customer Service Dex will pay a one-time fee calculated based upon the remaining months in the contract (i.e. if customer cancels in the 6 months Dex will pay the remaining 6 months of MRC to Web.com in a one-time fee to be reflected on the next invoice.
     “Package Term means (a) the first twelve months of Customer Service following the Order Date (“Initial Term”), (b)any Hold-Over Term (as defined below), and (c) any renewal term for such Customer Service for such Dex Customer after the initial twelve months but not any renewal that lasts for less than twelve months or extends beyond twenty-four months after the end of the Initial Term or Renewal Term as applicable (“Renewal Term”). “Order Date” means the date on which Dex orders the Customer Service from Supplier and Supplier’s billing to Dex begins. “Dex Renewal Date” means the first date on which Dex begins billing the Dex Customer for the Customer Service. In the event: (i) Dex does not actively renew the Customer Service, following the Initial Term or any Renewal Term, as applicable, or (ii) the Order Date is prior to the Dex Renewal Date each Customer Service will continue on a month-to-month basis the rates charged during the Initial Term (“Hold-Over Term”) In the event any Dex Customers’ domain names expire during the Hold-Over Term, Web.com will renew such domain names and will bill Dex Supplier’s then-current retail rate, not to exceed $10, for each such domain renewal. In the event Dex notifies Supplier, during any Initial, Hold-Over or Renewal Term that it wishes So renew any Customer Service, such Customer Service will renew for a twelve-month Renewal Term unless a longer period is otherwise specified by Dex.”
     “Qualified Reason” means (i) that the Dex Customer terminated its contract for Customer Service because of facts and circumstances that are the fault of a breach by Supplier of its obligations under the Agreement, or (ii) Availability for such Dex Customer’s website (as measured per Section 1(a) of Exhibit K of the Program) was less than 95% per day for 30 days within any two consecutive months, or (iii) Supplier failed to publish the Dex Customer’s Package 1 or 2 website within thirty five (35) days after the Dex Customer satisfied all of its obligations required for such publication (as set forth in Exhibit J of the Program).
     (b) Excess Support Fee. Supplier and Dex will review Supplier’s actual support costs for Non-Design Support once every quarter. The Parties agree that if, for any calendar quarter, the actual minutes of Non-Design Support are greater than the product of (y) the number of Dex Customers, multiplied by (z) 90, Dex will pay Supplier $28.80 for every 60 minutes in excess of such amount (with the Parties acknowledging that this hourly rate is an approximation for ninety percent of Supplier’s current actual cost for an hour of such Non-Design Support). In connection with such quarterly reviews, if actual non-Design Support consistently exceeds the foregoing threshold, or if Supplier’s actual costs change substantially, the Parties will explore a possible amendment to the Program to re-allocate their respective risks in a manner that approximates the outcome set forth in the Program and that reduces the Parties’ costs with respect to Non-Design Support.
     (c) Post-Publication Design Fee. Dex will pay Supplier at the rate of $60 per hour for any Web site design services that Supplier provides to a Dex Customer, at the request of the Dex Customer, after the Dex Customer’s Web site is published.

3. Other Obligations. In connection with the Services, each of Dex and Supplier will perform their respective obligations set forth in Exhibit I and Exhibit J. Dex will ensure that each Dex Customer performs the applicable obligations set forth in Exhibit I.

SCHEDULE 2 to the Second Amendment
Exhibit I to the Program Exhibit
Customer Service Ordering and Provisioning Process effective on the Second Amendment
Effective Date
Definitions:
•	Days: For purposes of this amendment, Days are considered calendar days

•	Design Team Manager (DTM): Supplier personnel responsible for the day-to-day operations of the Designers and Design Project Managers (DPM)

•	Designers: Supplier personnel responsible for completing website development for customers.

•	Design Project Coordinators: Supplier personnel responsible for managing customer accounts, gathering information.

•	Design Admin: Supplier personnel responsible for pre-design qualification

•	Design QA Specialist: Supplier personnel responsible for website QA

•	Engaged Customer: Customer that responds to Admin calls and emails and becomes engaged in the design process prior to being declared Unengaged on Day 5. Late Engaged Customers, as defined below, are also considered to be Engaged Customers.

•	Value Care Manager: Supplier personnel responsible for the day-to-day operations of the Value Care customer-service team,

•	Value Care Representative: Supplier personnel responsible for providing customer support and conducting the initial Coaching Session.

•	Discovery Consultation: The preliminary design interview between the Supplier and the Dex Customer, during which page names, project timelines, milestones and website goals are established and expectations are set.

•	Late Engaged Customer: A Customer that becomes Engaged prior to Day 21 after being declared Unengaged on Day 5.

•	Site Blueprint: The website design rendering/composition that the Supplier uses as the basis for the look and feel of the completed website.

•	Content Gathering: The process of collecting, organizing and preparing Customer Content for the website. Any Customer Content provided by Dex or the Dex Customer will be considered the final version of the Customer Content.

•	Unengaged Customer: An Unengaged Customer is a Customer that is not involved in any part of the design process as determined below in this Exhibit I.

•	Website Production: The process of developing the website, including setting up individual web pages and ecommerce functionality, Quality Assurance testing, and search engine optimization.

•	Value Care Coaching Session: A telephone consultation between the Dex Customer and a Value Care Representative to provide training on how to perform routine website maintenance using the website editor tool.
Overall Timelines
•	Package #1: The Customer Services will follow these general timelines (subject to the Dex Customer’s satisfaction of its obligations in Exhibit J):
o	Day 0 — Dex order entry

o	Day 1 to 14 — Discovery Consultation, Blueprint Approval and Content Gathering

o	Day 15 to 19 — Website Production

o	Day 20 to 23 — Customer Review and Revisions

o	Day 23 to 30 — Website Publishing

o	Day 30+ — Value Care Coaching Session

o	Website delivery may be achieved sooner than 20 days if the design is approved and the customer provides the collateral for the website in advance of the timelines/milestones above.

•	Package #2: The Customer Services will follow the general timelines above for the initial site build. Ecommerce production will commence as follows:
o	Day 30 to 44 — Ecommerce Store production

o	Day 45 to 60 — Customer Review and Site Publishing. Customer will have the opportunity to review the site and, once approved, the site will be published.

o	Day 60+ — Value Care Coaching Session

o	Website delivery may be achieved sooner than 45 days if the customer approves the design and delivers collateral for the website in advance of the timelines/milestones above.
•	Unengaged Customers: The Customer Services will follow these general timelines:
o	Day 0 — Dex order entry

o	Day 5–10 — Supplier will escalate account to Dex if no customer engagement
▪	Dex will instruct the customer to call Supplier for re-engagement or instruct Supplier to build unengaged,
o	Day 20 — Supplier will begin website production

o	Day 30 — Website Publishing
▪	Dex will grant an automatic SLA waiver for all customers who become engaged after Day 10
•	For customers who become engaged after site development has begun (approximately day 21) the engaged customer request will be treated as a rebuild
Step 0 — Dex Order Entry
•	Dex premise reps and phone reps sell an order for Customer Service to a Dex Customer in accordance with the Agreement.

•	Dex reps submit orders via the Amdocs System at Dex.
o	All orders must include:
▪	Available customer contact information, including name, address, phone number, and email address

▪	Plan ordered

▪	Domain Name Specification
o	If a new order contains a valid and available domain name with an extension of .com, .net or .org, Supplier will register the new domain name for the Dex Customer as part of the standard provisioning sequence.

o	Supplier will acknowledge receipt of an order to Dex through the Data Exchange System.
Step 1 — Admin Error Process
•	If an invalid domain name is obtained Supplier will recognize the new order and will recognize that the new order requires a valid domain name,
▪	Supplier will look up domain registration record in an attempt to verify domain ownership

▪	If ownership cannot be verified, Supplier will make 2 outbound contact attempts by phone and email to the Dex Customer to register a new domain name or verify domain is a transfer in connection with the Design Support.

▪	All orders where domain name cannot be obtained or verified within 2 calls order will be escalated back to Dex via a ticket

▪	Dex will be responsible to provide supplier with a valid domain name to begin build process.

▪	Supplier will not be able to complete Design Support (Steps 2 through 6) until the new domain name registration or verification is complete.

▪	Supplier’s obligations with respect to completing Design Support will not begin until the new domain name registration is complete.
Step 2 — Admin Process
•	Design Admin will make 2 outbound calls in an attempt to engage the customer

•	Each phone call will be followed up by an email confirmation of the call and a reminder of next steps in the design process

•	Upon contact Admin will schedule Discovery Consultation and will collect basic information about the business
o	The Dex Customer must have, and regularly check, a valid email address to which applicable communications can be sent.
•	Admin will assign order to a Design Project Coordinator “DPC” to conduct Discovery Consultation
o	If after 2 calls Admin is unable to schedule Discovery Consultation, order is escalated to Dex for unengaged customer engagement assistance or approval for unengaged build
Step 3 — Discovery Consultation
•	DPC contacts customer, conducts the Discovery Consultation, which includes:
o	Identification of page names and, if ecommerce, categories and products.

o	Confirmation of website content to be delivered by the customer.

o	Confirmation of timelines for website production and delivery.
•	During the Discovery Consultation, Supplier will recommend a design choice. The Dex Customer will have 3 days to either approve the recommendation or select an alternate design. The Dex Customer must have Internet access to complete this step. If the customer does not select a design within 3 days, Supplier will proceed to the next step using the recommended design.

•	If the Dex Customer is not available for the initial telephone interview, Supplier will make at least one attempt to reschedule the Discovery Consultation for another convenient time.

•	The Discovery Consultation will be considered complete when the following items have been addressed:
o	Page names and product information (if ecommerce) have been identified.

o	Expectations have been established for the delivery of the customer’s remaining content and the delivery of the completed website.
•	Once the Discovery Consultation is complete, Supplier will proceed with remaining steps in the process as outlined below.
o	Any request for work that is deemed out of scope and not covered within Exhibit J, Table 2 (Customer Content Specifications) will require additional fees and will be escalated to Dex for approval.
•	if the Dex Customer is unavailable or unresponsive to requests to conduct the Discovery Consultation during the first 14 days of the process and/or does not provide any additional website content, Supplier will proceed with the website build beginning on day 21 as per the unengaged process defined below.
Step 4 — Blueprint Delivery and Approval
•	Supplier will modify the look and feel of the Dex Customer’s design as described below and deliver the desired Website Blueprint to the Dex Customer for final approval.

•	Only these elements of the Website Blueprint may be modified:
o	Color

o	Header image

o	Fonts and typefaces

o	Photos (substitution or replacement only)
•	Once the baseline design has been selected and the change request has been confirmed, the Designer will deliver the Website Blueprint to the Dex Customer for review.

•	The Dex Customer will have three (3) days to approve the Website Blueprint (including revisions).
o	Requested revisions are incorporated into the website build and do not result in an additional blueprint version or customer review cycle.
•	Upon blueprint approval and/or revision request deadline, Supplier will incorporate requested revisions and proceed with website development. This step occurs after 15 days have passed from the Dex Customer’s order (Day 0) or once the Dex Customer’s final content has been delivered, whichever comes first.

o	If Supplier does not receive feedback on the Website Blueprint within this timeframe, Supplier will consider the Website Blueprint as the design option that will be used as the basis for the Dex Customer’s website.
Step 5 — Content Gathering Delivery
•	All content must be provided by the Dex Customer in acceptable formats as specified by Supplier (and described Table 2 to Exhibit J entitled “Customer Content Specification”).

•	Content creation, such as copy writing or taking photos, is not included as part of standard website design services.

•	The Dex Customer will have fifteen (15) days from the date of account provisioning to deliver the website content (text and graphics) to Supplier.

•	Content received during this first 15-day period will be included in the website to the extent such content is within the scope of the applicable Package

•	Content received after the 15-day period must be added after the initial website is completed.

•	If the Dex Customer does not deliver any content within 15 days of the original order date, Supplier will move forward with the development of the website as specified above.

•	Supplier may use stock content, text, and graphics in order to expedite the production process and ensure website quality.
Step 6 — Website Design and Preview Delivery
•	After receiving approval of the Site Blueprint, Supplier will begin production on the website no later than 15 days after the Dex Customer’s account provisioning date.

•	All content received from the Dex Customer by that time will be included in the initial development of the website to the extent such content is within the scope of the applicable Package.

•	Production on the website may begin before the 15th day if Supplier has confirmation from the Dex Customer that the entire final website content has been delivered.

•	Supplier will deliver the website preview link to the Dex Customer via email for review within 5 business days after production begins. Longer development periods may be required for large Package #2 websites.
Step 7- Content Revisions and Publishing
•	Upon delivery of the initial website, the Dex Customer may submit via email one (1) round of revisions and corrections relating to text and graphics in the website within the scope of the product purchased. Design elements can not be changed at this time.

•	Any outstanding content may be added at this time within the scope of the product purchased and considered as part of the revisions.

•	If the Dex Customer does deliver content or corrections, Supplier will complete the remaining work and consider the website complete.

•	If the Dex Customer does not notify Supplier of any site revisions or remaining content within three (3) days of receiving the initial website, it will be assumed that the Dex Customer does not have any corrections or content at this time and Supplier will publish the website to the Dex Customer’s domain name and will consider the website complete.

•	Once the development of the website is complete, Supplier will provide the Dex Customer information via email on how to move forward with the Value Care Coaching Session.
Step 8 — Value Care Coaching Session
•	If the Dex Customer has Package #1, the Dex Customer is entitled to a 30 minute coaching session and is advised to select from the following Standard Value Care Coaching Session topics. These are:
o	Edit Text

o	Add Text

o	Edit Photo

o	Add Photo

o	Publish Website

o	Delete Items

o	Move Items

o	Copy Items

o	Preview Website
•	If the Dex Customer has purchased Package #2, the Dex Customer is entitled to a 60 minute coaching session and is advised to select from the Standard Value Care Coaching Session topics (noted above) and the Ecommerce Value Care Coaching Session topics. These are:
o	Add (1) Category

o	Add (1) Sub-Category

o	Add (1) Product

o	Add (1) Attribute

o	Add (1) Product keywords

o	Add or modify shipping settings

o	Add or modify payment settings
•	Value Care Coaching Sessions do not include support, instruction or training on items not related to the website, its management or functionality.

•	The Value Care Coaching Session ticket remains open for 30 days at which time the ticket will expire and notification will be emailed to the customer.
o	The customer can still call in after this time to receive a coaching session if one has not already been delivered.
•	Supplier may require additional fees if the Dex Customer’s topics of choice cannot be covered in the time allowed because of the Dex Customer’s performance or technical barriers.
Additional Processes
Unengaged Build Process
•	If Web.com has completed two call attempts with no response from the Customer, the Customer will be deemed Unengaged. The build process will continue as detailed above with the following exceptions:
o	Blueprint and Site Design: No custom blueprint will be generated for this Customer and no link will be sent to the customer asking them to review their custom blueprint. Instead, a standard Site Builder design template will be applied to the site within the Site Builder tool.

o	Content: Content will be derived from an existing set of vertical-specific starter content automatically generated in Site Builder. This content will be only minimally customized (business name, address, etc). This templated content will be used to generate a minimum of three (3) pages including a Home page, a Map and a Contact Us page. Other pages may be included.

o	Timeline: As detailed in Overall Timelines, Unengaged Customers, the unengaged build will not begin until day 21. The site will be published by day 30. A preview link is not provided to the customer for site review in advance of publishing the site.

o	Re-engagement: If the Customer re-engages at any point during the unengaged build (including up to 6 months after the site has been published), they will be assigned to a Project Coordinator and begin the design process from the beginning, as specified above. Any Customers that re-engage pursuant to this provision will be deemed Engaged Customers as of the date the design process is restarted.
Rebuilds/Revisions
•	Excluding Unengaged customer rebuilds and changes specified in the website maintenance package, Post-publish design change requests must be approved by Dex and are billable at $60 per hour

•	Upon approval, customer will be assigned to a designer who will make up to (3) phone call attempts and send up to (3) emails to the customer to initiate engagement
o	If customer does not respond within 7 days, supplier will consider revision/rebuild request completed and remove from queue

•	Upon engagement, requested changes will be reviewed with Dex Customer and completed within scope of approval

•	There will be a 45-day project timeline maximum on all Rebuilds and Revisions beginning at the initial contact attempt by the Supplier to contact the customer.

•	In cases where a customer becomes unengaged mid- project, tickets will be closed after the 14th day without customer engagement.
o	If a customer calls back after the ticket has been closed, Supplier will reopen the ticket and begin work again.
•	Completed changes will be billed to Dex by Supplier on the next month’s invoice
o	Unengaged Revision tickets will be billed at 1 hour of time for research and contact attempts
•	Refresh requests will be treated as Revisions following the above outline process

SCHEDULE 3 to the Second Amendment
Exhibit J to the Program Exhibit
Dex Customer Provisioning Obligations effective on the Second Amendment Effective Date
In connection with any order for Customer Service, Dex will cause the Dex Customer to satisfy the following requirements and to provide the following deliverables:
Step 0 — Order Process
•	Order must include valid domain name, contact information and email address.
Step 1 — Admin Error Process
•	Customer must work with Supplier to obtain a valid domain name if no valid domain name was submitted in the initial order.
Step 2 — Admin Process
•	Customer must provide a date on which to conduct Discovery Consultation.

•	Customer must provide basic information about the business.
Step 3 — Discovery Consultation
•	The Dex Customer must be available for an initial telephone interview within the first 5 days of placing an order, and, during the interview, the Dex Customer must:
o	Select a website design from the design library

o	Identify page names and categories and products for Package #2.

o	Confirm the delivery of all applicable website content
•	All content, collateral, text, images, and other information required of the Dex Customer must conform to the Customer Content Specifications found in Table 2 below in this Exhibit J.

•	The Dex Customer must have access to the Internet with an up-to-date browser and system configurations.
Step 4 — Blueprint Delivery and Approval
•	Upon delivery of a Site Blueprint, the Dex Customer must approve the Site Blueprint, with or without revisions, within three (3) days

•	If Dex Customer does not provide feedback on the Site Blueprint within this timeframe, Dex Customer acknowledges that Supplier will consider the Site Blueprint as the accepted design option that will be used as the basis for the Dex Customer’s website. Design changes after this point will incur additional fees and affect project timelines.
Step 5 — Content Gathering Delivery
•	Dex Customer must deliver the conforming website content (text and graphics) to Supplier within fifteen (15) days from the order provisioning date (29 days for Package #2)

•	Dex Customer acknowledges that Supplier may use stock content, text, and graphics in order to expedite the production process and ensure website quality.
Step 6 — Website Design and Preview Delivery
•	If the Dex Customer is unavailable or unresponsive to requests to conduct the Discovery Consultation and/or does not provide any additional website collateral during the first 15 days of the process, Dex Customer acknowledges that Supplier will develop a website with any information gathered up to that point and deliver this to the Dex Customer for review via a preview link.
o	Any additional request for changes or content additions may require additional fees.
Step 7 — Content Revisions and Publishing

•	Upon delivery of the preview of the initial website, the Dex Customer may submit via email, one (1) round of revisions/corrections relating to text and graphics in the website.

•	If the Dex Customer does not notify Supplier of any site revisions or remaining content within three (3) business days of receiving the initial preview website, it will be assumed that the Dex Customer does not have any corrections or content at this time, the website will be published and considered complete.

•	If the Dex Customer does deliver content or corrections, Supplier will complete the remaining work within the scope of the product purchased. The website will be published and considered complete.
Step 8 — Value Care Coaching Session
•	Value Care Coaching Sessions do not include support, instruction or training on items not related to the website, its management or functionality.

•	Supplier may require additional fees if the Dex Customer’s topics of choice cannot be covered in the time allowed because of the Dex Customer’s performance or technical barriers.
Additional Processes
Revisions and Rebuilds
•	Dex Customer must respond to Supplier’s calls and emails.

•	If Dex Customer does not respond, supplier will consider revision/rebuild request completed and remove from queue

•	Dex Customer must remain engaged in Revision process
°	For customers not responding for 14 days, Revision tickets will be closed
TABLE 2: CUSTOMER CONTENT SPECIFICATIONS
Each Dex Customer must satisfy the following requirements as part of the development of the website
Format and content of text and images
•	Content is to be provided by the Dex Customer in digital format specified by Supplier.

•	Content creation, such as copy writing or taking photos, is not included as part of standard website design services

•	The amount of content that is considered to be one (1) page is approximately that which would fit on a printed 8.5” x 11” sheet of paper (maximum 1000 words). Web pages that exceed length may count as multiple pages or incur additional costs to complete.

•	Dex Customer must have rights to display any proprietary content.

•	Supplier may provide stock text content for the website to ensure prompt delivery of website services

•	Supplier will publish up to an aggregate of two (2) Dex Customer-provided content images per page. (Does not include pages generated for online store)

•	Supplier may resize, crop, or otherwise prepare images provided in digital format.

•	Dex Customer must have rights to display any proprietary images.

•	Supplier will provide scanning and preparation services for two (2) images per page. (Does not include pages generated for online store) Additional scanning services may require additional fees.

•	Supplier may provide stock images to ensure prompt delivery of website services.

•	Image services not included with Standard Website Design Services are:
°	Development of custom graphics or buttons

°	Digital image manipulation or image enhancements

°	Color corrections

°	Animated graphics

°	3-D image development and animation

Format and content of links to websites and emails
•	Supplier will include up to an aggregate of two (2) links to external websites per page.

•	Dex Customer must provide Supplier complete link to any external website.

•	Supplier will add up to two (2) email links per page.

•	Dex Customer must provide Supplier with specific email addresses.

•	Supplier is not responsible for creating new email accounts for the Dex Customer.
Although not part of the product parameters, Supplier will satisfy the following out of scope requests without additional fees to Dex:
•	Addition of 1 website page

•	Up to 5 additional images

•	One round of additional design revisions after site is built, not to exceed two hours, with time estimate to be determined by the Design Team Manager.
Format and content for Package #2
•	All product information (including descriptions, images, and pricing) must be delivered in digital format specified by Supplier
°	One image per product may be submitted for the site.
•	Dex Customer must provide the product information in a pre-formatted spreadsheet based on a template that Supplier will provide. The Dex Customer must adhere to the image naming and spreadsheet formatting instructions that the Supplier Design Project Coordinators will provide.
•	Dex Customer agrees that based on the information that the Dex Customer provides, Supplier will configure these components of the Dex Customer’s Ecommerce Store as part of the Standard E-Commerce Setup Service:
1)	Categories
i)	Supplier will establish a minimum of one category for the product inventory. The number of categories required or created is dependent on the number of products offered by the Dex Customer, Supplier will set up a maximum of 100 products. Any request for additional product set up will be deemed out of scope and be escalated to Dex for approval.
•	Supplier may also establish subcategories in the store. This will be done to better organize the inventory for the site visitor and the Dex Customer.

•	No categories will be created that do not have products associated with them.

•	The following information may be required for all categories:
°	Category Name

°	Category Code

°	Category Image
2)	Products
•	Products are defined as having either:
°	A unique SKU or Product ID in the inventory list (or)

°	A unique price in the inventory list
•	This information may be required by Dex for all products:
°	Product Name

°	Product Code (SKU)

°	Product Short Description

°	Product Long Description

°	Product Price

°	Product Taxation (taxable yes or no)

°	Product Weight

°	Product Image Name

°	Product Thumbnail Image Name

°	Product Attributes
3)	Attributes
•	The number of attributes is determined by the customer’s product inventory and is limited to 100 total products.
°	Each attribute is considered an additional product.
•	This information may be required of Dex Customers for all product attributes.
°	Attribute name
Sample Configuration below is equal to 9 products
•	Category = Shirts
°	Product (1) = T-Shirts

°	Attribute (1) = Color
▪	Attribute Name (1) = Blue

▪	Attribute Name (2) = Red

▪	Attribute Name (3) = Green
°	Attribute (2) = Size
▪	Attribute Name (1) = Small

▪	Attribute Name (2) = Medium

▪	Attribute Name (3) = Large
4)	Shipping
•	Supplier will provide details on what shipping and handling options are available to the Dex Customer.

•	The Dex Customer is required to specify what shipping and handling charges will be applied to orders in the store.
5)	Taxation
•	The Dex Customer is required to specify which products in the store are taxable and which are not.

•	The Dex Customer is responsible for knowing the relevant tax laws in his or her area of business and for providing the correct tax rates to Supplier for integration into the store.
6)	Payment Methods
•	The Dex Customer is required to specify what methods of payment will be available to visitors to the online store.

•	Supplier will provide details on what payment methods are available to the Dex Customer.

•	If the Dex Customer wishes to allow for real-time credit card processing on the website, the Dex Customer must establish an account with a Supplier-approved credit card processing center. Supplier will provide details regarding which Payment Gateways are compatible with the Dex Customer’s Ecommerce Solution.
°	Customer is responsible for setting up account with payment gateway
7)	Store Design (to match look and feel of website)
•	Supplier will configure the look and feel of the store to match as closely as possible the design of the Home Page of the Dex Customer’s website.

•	Variations in button name, button placement, and other design elements may need to be modified to accommodate the requirements of the Ecommerce Solution.
8)	Email notification messages
•	Supplier will provide information on what email notifications may be sent from the website once a site visitor places an order. The minimum notifications are:
°	Email to the Dex Customer when order is placed

°	Email to site visitor when order is placed

•	Supplier will not create or configure these elements as part of the Standard E-Commerce Setup Service:
°	Customer Accounts

°	Affiliate Networks

°	Discount Pricing

°	Related Products (cross selling/upselling)

°	Administrative User Groups

°	Marketing Campaigns

°	Promotional Campaigns

SCHEDULE 4 to the Second Amendment
EXHIBIT K to the Program Exhibit
Service Covenants effective on the Second Amendment Effective Date
1)	Service Covenants
(a) Site Builder Availability. Supplier will cause the Site Builder application to have Availability of 99.9% or more. For purposes of this service covenant:
     “Availability” is the product of (i) 100% multiplied by (ii) the product of (Y) the number of minutes in any calendar month in which the Site Builder is Available, divided by (Z) the number of minutes in such calendar month.
     “Available” means that the Site Builder application is properly functioning and Supplier’s Site Builder application is connected to the Internet; provided, however, that the Site Builder application is deemed to be “Available” for the duration of any Permitted Disruption.
     “Permitted Disruption” means the time in which the Site Builder application is otherwise not Available because of (i) the actions of any Dex Customer have caused the Site Builder application to not be Available, (ii) the failure of power, facilities, equipment, systems or connections not provided by Supplier, (iii) the failure of any third party service to provide service to Supplier’s network, (iv) the failure of any software or applications not provided by Supplier, (v) any denial of service attack, hacker activity or other malicious events targeted against Supplier or Supplier’s customers, (vi) any regularly scheduled maintenance that occurs during off-peak hours and of which Dex Customers have at least 24 hours prior notice, or (vii) any unscheduled emergency maintenance, not exceeding two hours in duration, that Supplier deems reasonably necessary to prevent significant damage or disruption to Supplier’s network.
(b) Provisioning. Supplier agrees that, with respect to any order for Customer Service (excluding orders for Package #2), Supplier will publish the requested Customer Web Site within thirty (30) days after receipt of a complete order (including valid domain name) subject to the prior completion of all of the applicable obligations of Dex and the Dex Customer set forth in Exhibit H, Exhibit I, and Exhibit J.
(c) Initial Two Day Contact. Supplier agrees to attempt to contact by telephone or e-mail a Dex Customer within two (2) business days after receipt of a complete and valid order.
(d) Training Two-Day Contact. Supplier agrees to attempt to contact (for the purpose of scheduling a training consultation) by telephone or e-mail a Dex Customer within two (2) business days after the Dex Customer’s Website is complete per Step 7 of Exhibit I of the Program
(e) Design Quality. Supplier agrees to maintain quality control over its Design Support so that, prior to the publication of a Website, Supplier’s quality control personnel will confirm that the following tasks have been completed with respect to the Website:
Map is properly functioning
Site uses consistent type throughout
Optimized for 800x600 screens
Linked Site Map
Meta tag placement
Browser title on every page
Grammar and typos fixed
All images have accompanying ALT tags
Account notes updated
Site Backup exported and Site copied into Control Panel

Call to action links
Browser Compatibility Check
2)	Credits:
(a) Site Builder Availability. With respect to any Dex Customer who has Site Builder Availability less than the minimum amount specified in Section 1(a) above, Supplier will issue to Dex a credit equal to the product of (i) the applicable MRC for such Dex Customer’s account, multiplied by the percentage by which actual Availability was less than the minimum amount pursuant to Section 1(a) above.
(b) Provisioning. With respect to any order for Customer Service Package #1 or Package #2 that is not provisioned in accordance with Section 1(b) above, Supplier will issue to Dex a credit equal to the applicable MRC for such Customer Service if Dex notifies Supplier of request for credit within sixty (60) days after the applicable month.
(c) Contacts. Supplier will issue to Dex a credit equal to Customer’s first month’s applicable MRC for the applicable Dex Customer’s account in connection with any failure by Supplier to perform the covenants in Sections 1(c) and 1(d) above if Dex notifies Supplier of request for credit within sixty (60) days after the applicable month.
(d) Calculation of Credits. Notwithstanding the foregoing Sections 2(a), 2(b) and 2(c), however, (i) in no event will the aggregate service credits issued by Supplier to Dex pursuant to this Exhibit K in any given month exceed the aggregate fees billed by Supplier to Dex for such month, (ii) Supplier will not be obligated to issue any credits to Dex with respect to any Dex Customer account where the applicable Dex Customer is in violation of the Dex Terms, (iii) the aggregate credits to which Dex may be entitled under this Section 2 in any given month will not exceed the maximum amount provided in Section 2(e) below; (iv) with respect to an individual Dex Customer for which Supplier breaches its covenants under more than one of Sections 1(a), 1(b), 1(c) and 1(d) in any given month, Dex will be entitled to a credit for such month of not more than the highest credit it could have obtained for only one of such covenants; and (v) notwithstanding any other provision of this Exhibit K. Supplier will not be obligated to issue any credits to Dex for activities prior to December 1, 2004. Parties may mutually agree to relieve any SLA in a month through written notice signed by both parties.

SCHEDULE 5 to the Second Amendment
EXHIBIT D1 to the Program Exhibit
Dex Web Request Form
REQUEST FORM INSTRUCTIONS:
1) Please complete and submit this form to Web.com for all changes and/or additions to dexwebclicks.com.
2) Save this document in the following format: <date>, <request form>, <requestor initial> (i.e., 2006_07_17_Request Form_DF.doc).
3) Please attach additional supporting documentation.
4) Send to Allison Townsend (atownsend@corp.web.com).
“NOTE: Web site updates are pushed live on the 1st Tuesday or Thursday of each month — Request Form due by the 10th**

1. CONTEST WINNER
1. URL:
2. Company Name:
☐Portfolio
   Portfolio category
   Package category
3. Please list attachment file name:

2. EDITS OR ADDITION
*☐Check here if you are requesting a NEW page. (URLs to be assigned by Web Team.)
1. URL:
2. Company Name:
3.
☐ Content change                                          ☐ Portfolio
☐ Design Change                                               Portfolio category
☐ Promotion                                                       Package category
☐ Testimonial (attach Testimonial Form)
☐ Other
4. Are images and/or additional files attached to the request email?
5. Please list attachment file names:
6. Notes:

3. EDITS OR ADDITION
*☐Check here if you are requesting a NEW page. (URLs to be assigned by Web Team.)
1. URL:
2. Company Name:
3.
☐ Content change                                          ☐ Portfolio
☐ Design Change                                               Portfolio category
☐ Promotion                                                       Package category
☐ Testimonial (attach Testimonial Form)
☐ Other
4. Are images and/or additional files attached to the request email?
5. Please list attachment file names:
6. Notes:

4. EDITS OR ADDITION
*☐Check here if you are requesting a NEW page. (URLs to be assigned by Web Team.)
1. URL:
2. Company Name:
3.
☐ Content change                                          ☐ Portfolio
☐ Design Change                                               Portfolio category
☐ Promotion                                                       Package category
☐ Testimonial (attach Testimonial Form)
☐ Other
4. Are images and/or additional files attached to the request email?
5. Please list attachment file names:
6. Notes:

5. EDITS OR ADDITION
*☐Check here if you are requesting a NEW page. (URLs to be assigned by Web Team.)
1. URL:
2. Company Name:
3.
☐ Content change                                          ☐ Portfolio
☐ Design Change                                               Portfolio category
☐ Promotion                                                       Package category
☐ Testimonial (attach Testimonial Form)
☐ Other
4. Are images and/or additional files attached to the request email?
5. Please list attachment file names:
6. Notes:

6. EDITS OR ADDITION
*☐Check here if you are requesting a NEW page. (URLs to be assigned by Web Team.)
1. URL:
2. Company Name:
3.
☐ Content change                                          ☐ Portfolio
☐ Design Change                                               Portfolio category
☐ Promotion                                                       Package category
☐ Testimonial (attach Testimonial Form)
☐ Other
4. Are images and/or additional files attached to the request email?
5. Please list attachment file names:
6. Notes:

SCHEDULE 6 to the Second Amendment
EXHIBIT D2 to the Program Exhibit
Data System Request Form
Use this form to request changes to Web.com operated systems.
1) Please complete and submit this form to Web.com for all modifications to Web.com operated business systems.
2) Save this document in the following format: <date>_<brief description>_<requestor initials> (i.e., 040105_PackagePricing_DF.doc).
3) Send to atownsend@corp.web.com

Requested by:	Date of this Request:

Summary of Request:	Is this request an emergency? ☐ Yes ☐ No

Please identify business system that requires modification:

☐ DTC/XML Gateway ☐ OASIS ☐ Other Sites/Areas (please explain)

Reason for request:

Customer:

Interland Client #:

Domain:
Detailed description of request and special instructions

Additional supporting documentation (i.e., project requirements, matrix/docs, final content, URL’s, etc) Please attach appropriate materials and list supporting documentation accordingly.

Level of Effort and Corresponding Cost (to be completed by Web.com)

SCHEDULE 7 to the Second Amendment
NEW EXHIBIT L TO THE PROGRAM EXHIBIT
Customer Support effective on the Second Amendment Effective Date
The following represents a possible structure of the Customer Support system but actual Dex Customer options may vary:
In connection with Customer Support, Supplier will provide customer support to active Dex Customers who have a completed Website, Customer support is available 24/7/365. This includes 24x7 Ticketing Support and Value Care Telephone support from 8 am — 10 pm Eastern Time, Monday through Friday in which service representatives work directly with the Dex Customer or create a ticket for designer work.

SCHEDULE 8 to the Second Amendment
EXHIBIT M to the Program Exhibit
Maintenance Pak effective on the Second Amendment Effective Date
With respect to each new Dex Customer who purchases Services on or after the Second Amendment Effective Date, Supplier will provide the Maintenance Pak Services set forth on this Exhibit M.
For each Dex Customer receiving the Maintenance Pak Service, Supplier will devote up to three (3.0) hours each calendar quarter to any of the tasks identified below. Dex Customers purchasing the Maintenance Pak Service will be entitled to three hours for each calendar quarter, including for the calendar quarter in which the Maintenance Pak Service is initiated.

1. Add One Page to Web Site Monthly	This is adding an 8½ x 11 standard sheet of information with 1 Add-on. Page location is subject to site layout limitations.

2. Add a Photo to Web Site Monthly	Add a customer provided photo to Content Section of web site. Cannot change look and feel of site.

3. Text Revisions to Existing Pages	Make minor additions and edits to existing site content. Cannot change look and feel of site.
If a Dex Customer requests Services that are outside the scope of what is included above, Supplier will escalate request to webclicks@dexmedia.com for approval for design work.